Exhibit 10.1
BRISTOW GROUP INC.
FY 2007 Annual Incentive Compensation Plan
Plan Provisions
May 11, 2006
PURPOSE
To provide selected corporate officers and managers, subsidiary Presidents, Directors and managers the opportunity to share in the improved performance of the company by achieving specific corporate and business unit financial goals, and key individual objectives.
Participants will be required to uphold and certify their performance of the Company’s legal and ethical standards as described in the Code of Business Integrity and the policies that support the Code; and shall use the Company’s statement of Core Values as a guideline for the conduct of business and working relationships.
ELIGIBILITY
•	Selected Corporate Officers, Directors and Managers, and Subsidiary Presidents, Directors, and Managers may be eligible to participate in the plan. Participants are recommended by the CEO and approved by the Compensation Committee.

•	Employees who are employed after the commencement of the Plan year will be eligible to participate in the plan on a pro-rata basis for such plan year.

•	Participants will be assigned to a specific eligibility level. For each eligibility level an Entry, Target and Above Expectations incentive award opportunity is defined as follows:

Eligibility	Entry Award	Target Award	Maximum Award
Level	Opportunity	Opportunity	Opportunity
(Salary Grades)	% of Base	% of Base	% of Base
E14-E16	11.25%	75%	150%
E11-13	7.5%	50%	100%
E9-10	6.0%	40%	80%
E7-8	4.5%	30%	60%
E4-6	3.0%	20%	40%
E3	2.25%	15%	30%
E1-2	1.5%	10%	20%

KEY PERFORMANCE INDICATORS (KPI’S) AND WEIGHTS
•	KPI’s are selected and weighted to give emphasis to performance for which participants have the most direct control. KPI’s may vary among participants and may change from year to year.

•	The Compensation Committee approves the KPI’s and weights annually.

•	Participants assigned to a corporate-wide position will be assigned financial performance measures related to the corporation overall.

•	Participants assigned to a hemisphere-wide position will be assigned financial performance measures related to the hemisphere and the corporation overall.

•	Participants assigned to a specific business unit position will be assigned financial performance measures related to the business unit, the hemisphere, and the corporation overall.

•	All participants will share in the overall performance of the corporation.

•	All participants will be measured on the safety performance of the applicable business unit, hemisphere, or corporation overall.

•	Each participant will have an “individual performance” component, and will be evaluated based on specific individual objectives (scorecard) and an overall performance evaluation of their contribution to the organization.

•	Attachment I summarizes the KPI’s and weights for each participant.

•	Each participant will receive an individual Incentive Award Determination Worksheet that contains his or her specific incentive award opportunity, KPI’s, and performance goals.

•	Attachment I summarizes the eligibility level and KPI’s for each participant.
KPI DEFINITIONS
The following definitions will determine the calculation of each KPI.
Capital Employed — Capital Employed is measured as of the end of each fiscal quarter. The Capital Employed used in ROCE calculations (see below) is the average of the beginning Capital Employed and the Capital Employed at each measurement date during a reward period (i.e. for FY 2007, the average of Capital Employed at March 31, June 30, September 30 and December 31, 2006 and March 31, 2007). Capital Employed for an SBU is calculated at each measurement date as the FMV of all owned aircraft employed in the SBU plus the FMV of all aircraft held for sale by the SBU plus the NBV of all non-cash working capital, land, buildings and other assets, investments and goodwill attributable to the SBU. Capital Employed for a Hemisphere or Corporate Entity is defined as the sum of the Capital Employed by the SBUs comprising that Hemisphere or Corporate Entity plus any other assets attributable to that Hemisphere or Corporate Entity.
Consolidated Corporate EPS — Fully Diluted Earning per Share, determined in accordance with generally accepted accounting principles.

Corporate EBITDA Return on Capital Employed — ROCE is defined as Earnings before Interest, Taxes, Depreciation, and Amortization (EBITDA) divided by Bristow consolidated Capital Employed for the associated period.
Business Unit EBITDA — Business Unit earnings before Interest, Taxes, Depreciation, and Amortization, exclusive of inter-company lease revenue and expense.
Business Unit EBITDA Return on Capital Employed — Business Unit ROCE is defined as Business Unit Earnings before Interest, Taxes, Depreciation, and Amortization (EBITDA) divided by the Business Unit’s Capital Employed for the plan year.
TRIR — TRIR is defined as the Bristow Group consolidated or SBU Total Recordable Incident Rate (TRIR) for the fiscal year compared to the most recent finalized TRIR for the International Association of Drilling Contractors (IADC) world offshore activities. If during the plan year any organization experiences any fatality in ground or air operations, the incentive award for this performance component will be zero for all individuals in the organization in which the fatality occurs, subject to review and final determination by the Corporate Accident Review Committee.
LTA Rate — LTA Rate is defined as the number of Lost Time Accidents per 200,000 labor hours incurred by Bristow Group or an SBU. Lost Time Accidents are defined as chronicled in safety measurements for the International Association of Drilling Contractors (IADC). If during the plan year any organization experiences any fatality in ground or air operations, the incentive award for this performance component will be zero for all individuals in the organization in which the fatality occurs, subject to review and final determination by the Corporate Accident Review Committee.
Flight Accident Rate — Flight accident rate is defined as the number of Flight Accidents per 100,000 flight hours by Bristow Group or an SBU. Flight accidents are defined by the International Civil Aviation Organizations (ICAO) Annex 13 and are in compliance with the NTSB and CAA definitions. If during the plan year any organization experiences any fatality in ground or air operations, the incentive award for this performance component will be zero for all individuals in the organization in which the fatality occurs, subject to review and final determination by the Corporate Accident Review Committee.
Individual Performance — Individual performance will relate specifically to the individual. Each individual participant should be evaluated on individual objectives (Scorecard) that have been defined at the beginning of the plan year and an overall performance evaluation of the individual’s contributions during the year. The level of award for this component is at management discretion with approval of the Compensation Committee.
PERFORMANCE GOALS
•	For each performance measure, goals for the Entry, Target, and Above Expectations level of performance will be established.

•	For FY’07 target performance is set at the “base-case” budget for the year. Entry performance is set at 80% of budget and Above Expectations performance is set at 130% of budget.

•	Financial performance goals are based on the Board approved Corporate and Business Unit operating budgets.

•	Individual objectives are determined based on the individual’s ability to directly impact the outcome and an overall assessment of the individual’s contributions. The Compensation

Committee is responsible to evaluate the individual performance of the CEO and approve the CEO’s performance assessments of all other participants.

•	The Compensation Committee reserves the right to adjust performance goals (up or down) for significant acquisitions or divestitures that were not contemplated when the performance goals were initially set.

•	The non-discretionary performance goals for FY’07 are as follows:

BRISTOW CONSOLIDATED
Key Performance Indicator (KPI)	Threshold Goal	Target Goal	Above Expectations Goal
EPS	Base Case Budget less 20%	Base Case Budget	Base Case Budget plus 30%
EBITDA	Base Case Budget less 20%	Base Case Budget	Base Case Budget plus 30%
ROCE	Base Case Budget less 20%	Base Case Budget	Base Case Budget plus 30%
SBU EBITDA ($ millions)
Western Hemisphere	Base Case Budget less 20%	Base Case Budget	Base Case Budget plus 30%
North American SBU	Base Case Budget less 20%	Base Case Budget	Base Case Budget plus 30%
South American SBU	Base Case Budget less 20%	Base Case Budget	Base Case Budget plus 30%
Eastern Hemisphere	Base Case Budget less 20%	Base Case Budget	Base Case Budget plus 30%
Other International SBU	Base Case Budget less 20%	Base Case Budget	Base Case Budget plus 30%
Europe SBU	Base Case Budget less 20%	Base Case Budget	Base Case Budget plus 30%
W. Africa SBU	Base Case Budget less 20%	Base Case Budget	Base Case Budget plus 30%
Southeast Asia SBU	Base Case Budget less 20%	Base Case Budget	Base Case Budget plus 30%
GPM	Base Case Budget less 20%	Base Case Budget	Base Case Budget plus 30%
SBU ROCE
Western Hemisphere	Base Case Budget less 20%	Base Case Budget	Base Case Budget plus 30%
North American SBU	Base Case Budget less 20%	Base Case Budget	Base Case Budget plus 30%
South American SBU	Base Case Budget less 20%	Base Case Budget	Base Case Budget plus 30%
Eastern Hemisphere	Base Case Budget less 20%	Base Case Budget	Base Case Budget plus 30%
Other International SBU	Base Case Budget less 20%	Base Case Budget	Base Case Budget plus 30%
Europe SBU	Base Case Budget less 20%	Base Case Budget	Base Case Budget plus 30%
W. Africa SBU	Base Case Budget less 20%	Base Case Budget	Base Case Budget plus 30%
Southeast Asia SBU	Base Case Budget less 20%	Base Case Budget	Base Case Budget plus 30%
GPM	Base Case Budget less 20%	Base Case Budget	Base Case Budget plus 30%
SAFETY
TRIR (per 200,000 hours)	Base Case TRIR plus 20%	Base Case TRIR	Base Case TRIR less thirty %
Flight Accident Rate (per 100,000 hours)	Base Case FAR plus 20%	Base Case FAR	Base Case FAR less thirty %
LTA Rate (per 200,000 hours)	Base Case LTA plus 20%	Base Case LTA	Base Case LTA less thirty %

•	Eastern and Western Hemisphere and their respective business units’ safety awards are based on achieving Flight Accident Rate (50%) and LTA (50%) objectives.

•	SBU safety awards are based on achieving objectives at the SBU (50%) and for Bristow Group, Inc. (50%).

•	GPM safety awards are based on achieving TRIR (50%) and LTA Rate (50%).

•	Corporate safety awards are based on achieving Flight Accident Rate (33.33%), LTA Rate (33.33%), and TRIR (33.33%)
DETERMINING THE ANNUAL INCENTIVE AWARD
•	Once the FY 2007 plan year has been completed, the financial performance of the corporation and each business unit will be determined. For each financial performance measure the performance level will be determined based on the standards established at the beginning of the plan year. Interpolation will be used between Entry and Target, and Target and Above Expectations.

•	Each participant will meet with his or her supervisor to evaluate the results achieved for each individual objective. The performance level for the individual component will be determined between Entry and Above Expectations based on the standards established at the beginning of the plan year and management’s assessment.

•	The actual incentive award earned by each participant will be the sum of the incentive award earned for each applicable performance measure.

•	Incentive Awards will be paid as soon as practical after the end of the plan year and completion and certification of the outside audit of financial results. Awards will be made no later than 75 days after the end of the fiscal year. A participant must be employed on the date awards are paid in order to receive an award.

•	An individual will not receive his/her incentive award until they have signed a certification of performance under the Code of Business Integrity. The Company may recover the incentive award if it is found that the certification was signed with the knowledge of, or participation in, a prohibited act.
ADMINISTRATION OF PLAN
•	The Compensation Committee approves the plan, with day-to-day responsibility for administration delegated to management. The Committee will interpret the plan and make appropriate adjustments as necessary. All interpretations made by the Committee are final.

•	The Compensation Committee will approve in advance of the plan year the participants, performance measures and weights, and the performance goals for each participant.

•	The Compensation Committee will certify the performance results of the company and the total incentive awards paid at the end of the plan year.

•	The incentive awards for the year will be accrued and charged as an expense, before determining the financial performance under the plan.

•	Participants whose employment is terminated for any reason other than death, disability, normal retirement, or “without cause” prior to payment of incentive awards will not be eligible to receive an award.

•	Participants whose employment is terminated for reason of death, disability, normal retirement, or “without cause” may be eligible for a pro-rated award at the recommendation of management, and approval by the Compensation Committee.

•	The Committee, in its sole discretion, may make special incentive awards to any individual in order to recognize special performance or contributions.